DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




August 29, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Dryden National Municipals Fund, Inc. (the "Fund")
            File No. 811-2992

Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended June 30, 2005. This Form N-SAR was filed using the EDGAR System.
Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary








      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2005.



DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness: /s/ Jonathan D. Shain	By:	/s/ Grace C. Torres
         Jonathan D. Shain			Grace C. Torres
         Assistant Secretary			Treasurer and Principal
         					Financial and Accounting
                                                Officer



T:\CLUSTER 3\N-SAR\NMF\2005\8-05 cover.doc